Exhibit 10.13

THIS SECURED PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT'). NO SALE OR DISPOSITION OF THIS SECURED PROMISSORY NOTE MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER THE ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER SATISFACTORY TO OBLIGATOR THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

PROMISSORY NOTE

September 16, 2016	Amount: $60,000.00
USD	Las Vegas, Nevada

For value received in the way of 300,000 shares of EZJR Common Stock, EZJR, Inc., a Nevada corporation, ("Obligator") promises to pay to Admaxoffer.com, a Georgia Limited Liability Company, or his assigns ("Holder") the principal sum of $60,000.00.

Capitalized terms used in this Note and not otherwise defined herein have the meaning given such terms in the Common Stock Repurchase Agreement entered into by EZJR, Inc. and Admaxoffers.com, Edward Zimbardi and Blanco Management Corp on September 15, 2016 (the “Agreement”).

1. Principal Amounts. Subject to the terms and conditions of the Agreement, Obligator has agreed to pay Holder the sum of $60,000. The outstanding principal amount of this Note shall be due and in monthly installments of $5,000 per month beginning the signing of the Common Stock Repurchase Agreement, and on the first day of each month thereafter until such time that the Note is fully paid. The Note is subject to the terms and conditions of the Agreement.

2. Interest. It is understood that the Note is non-interest bearing.

3. Security Interest. In the event of default by Obligator fails to pay any amount due on this note EZJR, Inc. will re-issue to Holder 300,000 shares of EZJR Common Stock.

4. Attorneys' Fees. Obligator shall pay all fees, costs and expenses (including court costs and attorneys' fees) incurred by Holder in connection with enforcing and collecting this Note, and in connection with any amendment, modification or supplement to this Note, whether by negotiation, legal proceedings or otherwise.

5. Events of Default. An “Event of Default” shall exist under this Note if Obligator fails or refuses to pay any amount due on this Note within three days’ notice by Holder that is in default and such default in payment is not cured by Obligator within three (3) business days. No delay on the part of Holder in the exercise of any right or remedy available to Holder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude other or further exercise thereof or exercise of any other such right or remedy.

6. Certain Waivers. Obligator hereby waives demand, notice, presentment, protest and notice of dishonor.

7. Governing Law. This Note and all disputes arising out of or relating to this Note shall be governed by and construed under the laws of the State of Nevada, as applied to agreements among Nevada residents, made and to be performed entirely within the State of Nevada, without giving effect to conflict of laws principles that would cause the application of the laws of any other jurisdiction. Any proceeding in connection with the interpretation or enforcement of this Note shall take place in any federal or state court located in Clark County, Nevada.

8. Amendment; Waiver, No amendment, modification, termination or waiver of any provision of this Note nor consent to any departure by Holder therefore, shall in any event be effective unless the same shall be in writing and signed by Holder, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

9. Successors and Assigns. The provisions of this Note shall inure to the benefit of and be binding on any successor to Obligator and shall extend to any Holder hereof. Interest and principal shall be paid solely to the registered holder of this Note. Such payment shall constitute full discharge of Obligator' obligation to pay such interest and principal. This Note is freely assignable by any Holder hereof.

10. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effecting during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid and unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in nature in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

IN WITNESS WHEREOF, this Note is duly executed and delivered as of the date first above written.

EZJR, Inc.
(Obligator)

/S/ Barry Hal
Barry Hal	Date
Chairman and CEO